Press Release
Investor Contact: Susan Harcourt 703-682-1204, susan.harcourt@aes.com
Media Contact: Amy Ackerman 703-682-6399, amy.ackerman@aes.com

AES Reports Third Quarter Financial Results; Completes 1.2 GW of Construction and Adds 2.2 GW of Renewables PPAs and Data Center Load Growth at US Utilities
Reaffirms 2024 Guidance and Long-Term Growth Rates

Strategic Accomplishments
•Signed or awarded 2.2 GW of new contracts, including long-term renewables PPAs and data center load growth at US utilities
◦1.3 GW of renewables under long-term PPAs
◦900 MW of new data center load growth at AES Ohio
•Completed the construction of 1.2 GW; on track to add a total of 3.6 GW of new projects to operations in full year 2024
•Announced or closed nearly three-quarters of $3.5 billion asset sale proceeds target through 2027
◦In September, announced a strategic partnership with CDPQ to support AES Ohio's robust growth plans; agreed to sell a 30% indirect interest for approximately $546 million
◦On October 31, 2024, closed the sale of 47.3% equity interest in AES Brasil for approximately $630 million, including sale and hedge proceeds

Q3 2024 Financial Highlights
•GAAP Financial Metrics
◦Diluted EPS of $0.72, compared to $0.32 in Q3 2023
◦Net Income of $210 million, compared to $291 million in Q3 2023
◦Net Income Attributable to The AES Corporation of $502 million, compared to $231 million in Q3 2023
•Non-GAAP Adjusted Financial Metrics
◦Adjusted EPS1 of $0.71, compared to $0.60 in Q3 2023
◦Adjusted EBITDA with Tax Attributes2,3 of $1,168 million, compared to $1,008 million in Q3 2023
◦Adjusted EBITDA3 of $692 million, compared to $990 million in Q3 2023

Financial Position and Outlook
•Reaffirming expectation of achieving upper half of 2024 Adjusted EPS1 guidance range of $1.87 to $1.97
◦Reaffirming annualized Adjusted EPS1 growth target of 7% to 9% through 2025, off a base of 2020 and 7% to 9% through 2027, off a base of 2023 guidance
•Reaffirming 2024 guidance for Adjusted EBITDA2 of $2,600 to $2,900 million; now expecting to be towards the low end of the range due to extreme weather in Colombia and lower margins in the Energy Infrastructure SBU
◦Reaffirming annualized growth target2 of 5% to 7% through 2027, off a base of 2023 guidance
◦Reaffirming expectation of achieving upper half of 2024 Adjusted EBITDA with Tax Attributes2,3 range of $3,550 to $3,950 million

1     Adjusted EPS is a non-GAAP financial measure. See attached "Non-GAAP Measures" for definition of Adjusted EPS and a description of the adjustments to reconcile Adjusted EPS to Diluted EPS for the quarter ended September 30, 2024. The Company is not able to provide a corresponding GAAP equivalent or reconciliation for its Adjusted EPS guidance without unreasonable effort.
2     Adjusted EBITDA is a non-GAAP financial measure. See attached "Non-GAAP Measures" for definition of Adjusted EBITDA and a description of the adjustments to reconcile Adjusted EBITDA to Net Income (Loss) for the quarter ended September 30, 2024. The Company is not able to provide a corresponding GAAP equivalent or reconciliation for its Adjusted EBITDA guidance without unreasonable effort.
3     Pre-tax effect of Production Tax Credits, Investment Tax Credits, and depreciation tax deductions allocated to tax equity investors, as well as the tax benefit recorded from tax credits retained or transferred to third parties.

ARLINGTON, Va., October 31, 2024 – The AES Corporation (NYSE: AES) today reported financial results for the quarter ended September 30, 2024.

"Our third quarter financial results and strategic accomplishments were very much in line with our expectations. Since our last call, we have signed or been awarded 2.2 GW of long-term contracts for renewables or new data center load growth at our US utilities. At the same time, we completed the construction of 1.2 GW of new projects," said Andrés Gluski, AES President and Chief Executive Officer. "Finally, we have announced or closed transactions for roughly three-quarters of our $3.5 billion asset sale proceeds target through 2027. We remain on track to deliver on all of our financial and strategic objectives in 2024 and beyond."

"With our year-to-date performance and our outlook for the remainder of the year, I am pleased to reaffirm our 2024 guidance and long-term growth rates through 2027 for all metrics," said Stephen Coughlin, AES Executive Vice President and Chief Financial Officer. "We expect our 2024 Adjusted EBITDA with Tax Attributes and our Adjusted EPS to be in the upper half of our ranges, as we have had great success in securing the tax value of our growth investments. 2024 Adjusted EBITDA is expected to be towards the low end of our guidance range, primarily due to extreme weather this year in Colombia and lower margins in our Energy Infrastructure SBU."

Q3 2024 Financial Results

Third quarter 2024 Net Income was $210 million, a decrease of $81 million compared to third quarter 2023. This decrease is the result of lower impairments and lower unrealized foreign currency losses in 2024, and higher contributions from renewables projects placed in service, partially offset by lower contributions from the Energy Infrastructure Strategic Business Unit (SBU).

Third quarter 2024 Adjusted EBITDA4 (a non-GAAP financial measure) was $692 million, a decrease of $298 million compared to third quarter 2023, driven by lower margins at the Energy Infrastructure SBU primarily due to the end of commercial operations at Warrior Run and prior year margin at the hedged merchant Southland facilities that are contracted primarily for capacity in 2024, and severe drought conditions in South America at the Renewables SBU. This was partially offset by higher contributions at the Utilities SBU and higher revenues from new projects at the Renewables SBU.

Third quarter 2024 Adjusted EBITDA with Tax Attributes4,5 was $1,168 million, an increase of $160 million compared to third quarter 2023, primarily due to higher realized tax attributes driven by more renewables projects placed in service, partially offset by the drivers above.

Third quarter 2024 Diluted Earnings Per Share from Continuing Operations (Diluted EPS) was $0.72, an increase
4     Adjusted EBITDA is a non-GAAP financial measure. See attached "Non-GAAP Measures" for definition of Adjusted EBITDA and a description of the adjustments to reconcile Adjusted EBITDA to Net Income for the quarter ended September 30, 2024. The Company is not able to provide a corresponding GAAP equivalent or reconciliation for its Adjusted EBITDA guidance without unreasonable effort.
5     Pre-tax effect of Production Tax Credits, Investment Tax Credits, and depreciation tax deductions allocated to tax equity investors, as well as the tax benefit recorded from tax credits retained or transferred to third parties.

of $0.40 compared to third quarter 2023, mainly driven by higher contributions from renewables projects placed in service in 2024, lower long-lived asset impairments in 2024, and prior year unrealized foreign currency losses at the Energy Infrastructure SBU. This was partially offset by lower earnings at the Energy Infrastructure SBU due to the end of commercial operations at Warrior Run.

Third quarter 2024 Adjusted Earnings Per Share6 (Adjusted EPS, a non-GAAP financial measure) was $0.71, an increase of $0.11, compared to third quarter 2023, mainly driven by a lower adjusted tax rate and higher contributions from renewables projects placed in service in 2024, partially offset by lower contributions from the Energy Infrastructure SBU.

Strategic Accomplishments
•The Company’s PPA backlog, which consists of projects with signed contracts, but which are not yet operational, is 12.7 GW, including 4.0 GW under construction. Since the Company's second quarter 2024 earnings call in August 2024, the Company:
◦Signed or was awarded 1.3 GW of long-term PPAs for new renewables, for a total of 3.5 GW in year-to-date 2024; and
◦Completed the construction of 1.2 GW of solar, energy storage, wind and gas, and expects to add a total of 3.6 GW to its operating portfolio by year-end 2024.
•Since the Company's second quarter 2024 earnings call in August 2024, the Company signed agreements with data center customers for an additional 900 MW of new load growth at AES Ohio, for a total of 2.1 GW in year-to-date 2024.
•In 2023 and year-to-date 2024, the Company has announced or closed nearly three-quarters of its $3.5 billion asset sale proceeds target through 2027.
◦In September 2024, the Company agreed to sell a 30% indirect interest in AES Ohio to CDPQ for approximately $546 million.
◦On October 31, 2024, the Company closed the sale of its 47.3% equity interest in AES Brasil for approximately $630 million, including sale and hedge proceeds.

Guidance and Expectations6,7

The Company is reaffirming its expectation that 2024 Adjusted EBITDA with Tax Attributes6,8 will come in the upper half of the range of $3,550 to $3,950 million, driven by new renewables.

The Company is reaffirming its 2024 guidance for Adjusted EBITDA6 of $2,600 to $2,900 million, but now expects to be towards the low end of the range, due to extreme weather in Colombia and lower margins in the Energy Infrastructure SBU. Results for the year will also be driven by significant asset sales closed in 2023 and 2024,
6     Adjusted EBITDA is a non-GAAP financial measure. See attached "Non-GAAP Measures" for definition of Adjusted EBITDA and a description of the adjustments to reconcile Adjusted EBITDA to Net Income for the quarter ended September 30, 2024. The Company is not able to provide a corresponding GAAP equivalent or reconciliation for its Adjusted EBITDA guidance without unreasonable effort.
7    Adjusted EPS is a non-GAAP financial measure. See attached "Non-GAAP Measures" for definition of Adjusted EPS and a description of the adjustments to reconcile Adjusted EPS to Diluted EPS for the quarter ended September 30, 2024. The Company is not able to provide a corresponding GAAP equivalent or reconciliation for its Adjusted EPS guidance without unreasonable effort.
8     Pre-tax effect of Production Tax Credits, Investment Tax Credits, and depreciation tax deductions allocated to tax equity investors, as well as the tax benefit recorded from tax credits retained or transferred to third parties.

partially offset by contributions from new renewables projects, improved margins in Chile, and rate base growth at US utilities.

The Company is reaffirming its expectation for annualized growth in Adjusted EBITDA9 of 5% to 7% through 2027, from a base of its 2023 guidance of $2,600 to $2,900 million.

The Company is reaffirming its expectation that 2024 Adjusted EPS10 will come in the upper half of its guidance range of $1.87 to $1.97. Growth in 2024 is expected to be primarily driven by new renewables commissionings, rate base growth at US utilities, and improved margins in Chile, but partially offset by asset sales and prior year margins on LNG transactions.

The Company is reaffirming its annualized growth target for Adjusted EPS10 of 7% to 9% through 2025, from a base year of 2020. The Company is also reaffirming its annualized growth target for Adjusted EPS9 of 7% to 9% through 2027, from a base of its 2023 guidance of $1.65 to $1.75.

The Company's 2024 guidance is based on foreign currency and commodity forward curves as of September 30, 2024.

Non-GAAP Financial Measures

See Non-GAAP Measures for definitions of Adjusted EBITDA, Adjusted EBITDA with Tax Attributes, Tax Attributes, Adjusted Earnings Per Share, and Adjusted Pre-Tax Contribution, as well as reconciliations to the most comparable GAAP financial measures.

Attachments

Condensed Consolidated Statements of Operations, Segment Information, Condensed Consolidated Balance Sheets, Condensed Consolidated Statements of Cash Flows, Non-GAAP Financial Measures and Parent Financial Information.

Conference Call Information

AES will host a conference call on Friday, November 1, 2024 at 9:00 a.m. Eastern Time (ET). Interested parties may listen to the teleconference by dialing 1-833-470-1428 at least ten minutes before the start of the call. International callers should dial +1-404-975-4839. The Participant Access Code for this call is 132288. Internet access to the conference call and presentation materials will be available on the AES website at www.aes.com by selecting “Investors” and then “Presentations and Webcasts.”

9     Adjusted EBITDA is a non-GAAP financial measure. See attached "Non-GAAP Measures" for definition of Adjusted EBITDA and a description of the adjustments to reconcile Adjusted EBITDA to Net Income for the quarter ended September 30, 2024. The Company is not able to provide a corresponding GAAP equivalent or reconciliation for its Adjusted EBITDA guidance without unreasonable effort.
10     Adjusted EPS is a non-GAAP financial measure. See attached "Non-GAAP Measures" for definition of Adjusted EPS and a description of the adjustments to reconcile Adjusted EPS to Diluted EPS for the quarter ended September 30, 2024. The Company is not able to provide a corresponding GAAP equivalent or reconciliation for its Adjusted EPS guidance without unreasonable effort.

A webcast replay will be accessible at www.aes.com beginning shortly after the completion of the call.

About AES

The AES Corporation (NYSE: AES) is a Fortune 500 global energy company accelerating the future of energy. Together with our many stakeholders, we're improving lives by delivering the greener, smarter energy solutions the world needs. Our diverse workforce is committed to continuous innovation and operational excellence, while partnering with our customers on their strategic energy transitions and continuing to meet their energy needs today. For more information, visit www.aes.com.

Safe Harbor Disclosure

This news release contains forward-looking statements within the meaning of the Securities Act of 1933 and of the Securities Exchange Act of 1934. Such forward-looking statements include, but are not limited to, those related to future earnings, growth and financial and operating performance. Forward-looking statements are not intended to be a guarantee of future results, but instead constitute AES’ current expectations based on reasonable assumptions. Forecasted financial information is based on certain material assumptions. These assumptions include, but are not limited to, our expectations regarding accurate projections of future interest rates, commodity price and foreign currency pricing, continued normal levels of operating performance and electricity volume at our distribution companies and operational performance at our generation businesses consistent with historical levels, as well as the execution of PPAs, conversion of our backlog and growth investments at normalized investment levels, and rates of return consistent with prior experience.

Actual results could differ materially from those projected in our forward-looking statements due to risks, uncertainties and other factors. Important factors that could affect actual results are discussed in AES’ filings with the Securities and Exchange Commission (the “SEC”), including, but not limited to, the risks discussed under Item 1A: “Risk Factors” and Item 7: "Management’s Discussion & Analysis" in AES’ 2023 Annual Report on Form 10-K and in subsequent reports filed with the SEC. Readers are encouraged to read AES’ filings to learn more about the risk factors associated with AES’ business. AES undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except where required by law.

Any Stockholder who desires a copy of the Company’s 2023 Annual Report on Form 10-K filed February 26, 2024 with the SEC may obtain a copy (excluding the exhibits thereto) without charge by addressing a request to the Office of the Corporate Secretary, The AES Corporation, 4300 Wilson Boulevard, Arlington, Virginia 22203. Exhibits also may be requested, but a charge equal to the reproduction cost thereof will be made. A copy of the Annual Report on Form 10-K may be obtained by visiting the Company’s website at www.aes.com.

Website Disclosure

AES uses its website, including its quarterly updates, as channels of distribution of Company information. The information AES posts through these channels may be deemed material. Accordingly, investors should monitor our website, in addition to following AES' press releases, quarterly SEC filings and public conference calls and webcasts. In addition, you may automatically receive e-mail alerts and other information about AES when you enroll your e-mail address by visiting the "Subscribe to Alerts" page of AES' Investors website. The contents of AES' website, including its quarterly updates, are not, however, incorporated by reference into this release.

THE AES CORPORATION
Condensed Consolidated Statements of Operations (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
	(in millions, except per share amounts)
Revenue:
Non-Regulated	$2,352	$2,571	$6,654	$7,051
Regulated	937	863	2,662	2,649
Total revenue	3,289	3,434	9,316	9,700
Cost of Sales:
Non-Regulated	(1,794)	(1,813)	(5,198)	(5,392)
Regulated	(773)	(703)	(2,224)	(2,298)
Total cost of sales	(2,567)	(2,516)	(7,422)	(7,690)
Operating margin	722	918	1,894	2,010
General and administrative expenses	(57)	(64)	(198)	(191)
Interest expense	(379)	(326)	(1,125)	(966)
Interest income	119	144	312	398
Loss on extinguishment of debt	(1)	—	(11)	(1)
Other expense	(31)	(12)	(153)	(38)
Other income	64	12	120	36
Gain (loss) on disposal and sale of business interests	(1)	—	43	(4)
Asset impairment expense	(79)	(158)	(355)	(352)
Foreign currency transaction gains (losses)	(28)	(100)	2	(209)
INCOME FROM CONTINUING OPERATIONS BEFORE TAXES AND EQUITY IN EARNINGS OF AFFILIATES	329	414	529	683
Income tax expense	(103)	(109)	(52)	(179)
Net equity in losses of affiliates	(9)	(14)	(21)	(43)
INCOME FROM CONTINUING OPERATIONS	217	291	456	461
Loss from disposal of discontinued businesses	(7)	—	(7)	—
NET INCOME	210	291	449	461
Less: Net loss (income) attributable to noncontrolling interests and redeemable stock of subsidiaries	292	(60)	670	(118)
NET INCOME ATTRIBUTABLE TO THE AES CORPORATION	$502	$231	$1,119	$343
AMOUNTS ATTRIBUTABLE TO THE AES CORPORATION COMMON STOCKHOLDERS:
Income from continuing operations, net of tax	$509	$231	$1,126	$343
Loss from discontinued operations, net of tax	(7)	—	(7)	—
NET INCOME ATTRIBUTABLE TO THE AES CORPORATION	$502	$231	$1,119	$343
BASIC EARNINGS PER SHARE:
Income from continuing operations attributable to The AES Corporation common stockholders, net of tax	$0.72	$0.34	$1.60	$0.51
Loss from discontinued operations attributable to The AES Corporation common stockholders, net of tax	(0.01)	—	(0.01)	—
NET INCOME ATTRIBUTABLE TO THE AES CORPORATION COMMON STOCKHOLDERS	$0.71	$0.34	$1.59	$0.51
DILUTED EARNINGS PER SHARE:
Income from continuing operations attributable to The AES Corporation common stockholders, net of tax	$0.72	$0.32	$1.58	$0.48
Loss from discontinued operations attributable to The AES Corporation common stockholders, net of tax	(0.01)	—	(0.01)	—
NET INCOME ATTRIBUTABLE TO THE AES CORPORATION COMMON STOCKHOLDERS	$0.71	$0.32	$1.57	$0.48
DILUTED SHARES OUTSTANDING	713	712	713	712

THE AES CORPORATION
Strategic Business Unit (SBU) Information
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions)	2024	2023	2024	2023
REVENUE
Renewables SBU	$726	$708	$1,941	$1,744
Utilities SBU	961	880	2,730	2,703
Energy Infrastructure SBU	1,623	1,861	4,706	5,239
New Energy Technologies SBU	1	—	1	75
Corporate and Other	33	29	106	96
Eliminations	(55)	(44)	(168)	(157)
Total Revenue	$3,289	$3,434	$9,316	$9,700

THE AES CORPORATION
Condensed Consolidated Balance Sheets (Unaudited)

	September 30, 2024	December 31, 2023
	(in millions, except share and per share data)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$1,919	$1,426
Restricted cash	563	370
Short-term investments	62	395
Accounts receivable, net of allowance of $32 and $15, respectively	1,868	1,420
Inventory	646	712
Prepaid expenses	134	177
Other current assets, net of allowance of $0 and $14, respectively	1,460	1,387
Current held-for-sale assets	3,874	762
Total current assets	10,526	6,649
NONCURRENT ASSETS
Property, plant and equipment, net of accumulated depreciation of $8,505 and $8,602, respectively	32,354	29,958
Investments in and advances to affiliates	1,162	941
Debt service reserves and other deposits	77	194
Goodwill	348	348
Other intangible assets, net of accumulated amortization of $426 and $498, respectively	1,928	2,243
Deferred income taxes	421	396
Other noncurrent assets, net of allowance of $11 and $9, respectively	2,593	3,259
Noncurrent held-for-sale assets	670	811
Total other assets	7,199	8,192
TOTAL ASSETS	$50,079	$44,799
LIABILITIES AND EQUITY
CURRENT LIABILITIES
Accounts payable	$1,965	$2,199
Accrued interest	328	315
Accrued non-income taxes	257	278
Supplier financing arrangements	698	974
Accrued and other liabilities	1,182	1,334
Recourse debt	1,709	200
Non-recourse debt, including $416 and $1,080, respectively, related to variable interest entities	3,237	3,932
Current held-for-sale liabilities	2,999	499
Total current liabilities	12,375	9,731
NONCURRENT LIABILITIES
Recourse debt	4,840	4,264
Non-recourse debt, including $1,947 and $1,715, respectively, related to variable interest entities	19,666	18,482
Deferred income taxes	1,696	1,245
Other noncurrent liabilities	2,501	3,114
Noncurrent held-for-sale liabilities	457	514
Total noncurrent liabilities	29,160	27,619
Commitments and Contingencies
Redeemable stock of subsidiaries	905	1,464
EQUITY
THE AES CORPORATION STOCKHOLDERS’ EQUITY
Preferred stock (without par value, 50,000,000 shares authorized; 1,043,050 issued and outstanding at December 31, 2023)	—	838
Common stock ($0.01 par value, 1,200,000,000 shares authorized; 859,709,987 issued and 711,027,043 outstanding at September 30, 2024 and 819,051,591 issued and 669,693,234 outstanding at December 31, 2023)	9	8
Additional paid-in capital	6,949	6,355
Accumulated deficit	(267)	(1,386)
Accumulated other comprehensive loss	(1,595)	(1,514)
Treasury stock, at cost (148,682,944 and 149,358,357 shares at September 30, 2024 and December 31, 2023, respectively)	(1,806)	(1,813)
Total AES Corporation stockholders’ equity	3,290	2,488
NONCONTROLLING INTERESTS	4,349	3,497
Total equity	7,639	5,985
TOTAL LIABILITIES AND EQUITY	$50,079	$44,799

THE AES CORPORATION
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
	(in millions)		(in millions)
OPERATING ACTIVITIES:
Net income	$210	$291	$449	$461
Adjustments to net income:
Depreciation and amortization	306	286	926	836
Emissions allowance expense	73	72	144	211
Loss (gain) on realized/unrealized derivatives	(57)	41	(194)	79
Loss (gain) on disposal and sale of business interests	1	—	(43)	4
Impairment expense	79	159	355	358
Loss on realized/unrealized foreign currency	14	113	92	184
Deferred income tax expense (benefit), net of tax credit transfers	242	17	423	(102)
Other	108	27	81	118
Changes in operating assets and liabilities:
(Increase) decrease in accounts receivable	(337)	(44)	(576)	16
(Increase) decrease in inventory	27	(23)	58	253
(Increase) decrease in prepaid expenses and other current assets	(13)	5	120	76
(Increase) decrease in other assets	130	(78)	177	(4)
Increase (decrease) in accounts payable and other current liabilities	194	118	34	(187)
Increase (decrease) in income tax payables, net and other tax payables	(50)	18	(514)	(67)
Increase (decrease) in other liabilities	58	120	132	73
Net cash provided by operating activities	985	1,122	1,664	2,309
INVESTING ACTIVITIES:
Capital expenditures	(1,832)	(1,899)	(5,665)	(5,295)
Acquisitions of business interests, net of cash and restricted cash acquired	(6)	(21)	(79)	(311)
Proceeds from the sale of business interests, net of cash and restricted cash sold	—	—	11	98
Sale of short-term investments	197	296	731	1,002
Purchase of short-term investments	(121)	(144)	(725)	(764)
Contributions and loans to equity affiliates	(21)	(35)	(71)	(147)
Purchase of emissions allowances	(66)	(46)	(157)	(161)
Other investing	(16)	(74)	(134)	(95)
Net cash used in investing activities	(1,865)	(1,923)	(6,089)	(5,673)
FINANCING ACTIVITIES:
Borrowings under the revolving credit facilities	1,649	1,418	5,652	3,939
Repayments under the revolving credit facilities	(1,469)	(599)	(4,051)	(2,730)
Commercial paper borrowings (repayments), net	(79)	87	611	604
Issuance of recourse debt	—	—	950	1,400
Issuance of non-recourse debt	1,401	327	5,199	1,784
Repayments of non-recourse debt	(585)	(318)	(3,311)	(1,262)
Payments for financing fees	(13)	(9)	(88)	(76)
Purchases under supplier financing arrangements	503	489	1,211	1,307
Repayments of obligations under supplier financing arrangements	(357)	(237)	(1,412)	(1,099)
Distributions to noncontrolling interests	(37)	(26)	(165)	(173)
Contributions from noncontrolling interests	40	45	137	63
Sales to noncontrolling interests	546	182	869	371
Dividends paid on AES common stock	(123)	(111)	(361)	(333)
Payments for financed capital expenditures	(10)	(1)	(29)	(8)
Other financing	(38)	(36)	(25)	(47)
Net cash provided by financing activities	1,428	1,211	5,187	3,740
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(4)	(71)	(47)	(108)
Increase in cash, cash equivalents and restricted cash of held-for-sale businesses	(133)	(14)	(146)	(20)
Total increase in cash, cash equivalents and restricted cash	411	325	569	248
Cash, cash equivalents and restricted cash, beginning	2,148	2,010	1,990	2,087
Cash, cash equivalents and restricted cash, ending	$2,559	$2,335	$2,559	$2,335
SUPPLEMENTAL DISCLOSURES:
Cash payments for interest, net of amounts capitalized	$338	$223	$1,103	$735
Cash payments for income taxes, net of refunds	61	67	270	267
SCHEDULE OF NONCASH INVESTING AND FINANCING ACTIVITIES:
Conversion of Corporate Units to shares of common stock	$—	$—	$838	$—
Liabilities derecognized due to sale of Warrior Run receivables	—	$—	273	—
Noncash recognition of new operating and financing leases	60	$105	240	187
Noncash contributions from noncontrolling interests	188	$30	213	60
Initial recognition of contingent consideration for acquisitions	—	(3)	14	215

THE AES CORPORATION
NON-GAAP FINANCIAL MEASURES
(Unaudited)
RECONCILIATION OF ADJUSTED EBITDA, ADJUSTED PTC AND ADJUSTED EPS

We define EBITDA as earnings before interest income and expense, taxes, depreciation, and amortization. We define Adjusted EBITDA as EBITDA adjusted for the impact of NCI and interest, taxes, depreciation, and amortization of our equity affiliates, adding back interest income recognized under service concession arrangements, and excluding gains or losses of both consolidated entities and entities accounted for under the equity method due to (a) unrealized gains or losses pertaining to derivative transactions, equity securities, and financial assets and liabilities measured using the fair value option; (b) unrealized foreign currency gains or losses; (c) gains, losses, benefits and costs associated with dispositions and acquisitions of business interests, including early plant closures, and gains and losses recognized at commencement of sales-type leases; (d) losses due to impairments; and (e) gains, losses, and costs due to the early retirement of debt or troubled debt restructuring. We define Adjusted EBITDA with Tax Attributes as Adjusted EBITDA, adding back the pre-tax effect of Production Tax Credits ("PTCs"), Investment Tax Credits ("ITCs"), and depreciation tax deductions allocated to tax equity investors, as well as the tax benefit recorded from tax credits retained or transferred to third parties.
The GAAP measure most comparable to EBITDA, Adjusted EBITDA, and Adjusted EBITDA with Tax Attributes is net income. We believe that EBITDA, Adjusted EBITDA, and Adjusted EBITDA with Tax Attributes better reflect the underlying business performance of the Company. Adjusted EBITDA is the most relevant measure considered in the Company’s internal evaluation of the financial performance of its segments. Factors in this determination include the variability due to unrealized gains or losses pertaining to derivative transactions, equity securities, or financial assets and liabilities remeasurement, unrealized foreign currency gains or losses, losses due to impairments, strategic decisions to dispose of or acquire business interests or retire debt, and the variability of allocations of earnings to tax equity investors, which affect results in a given period or periods. In addition, each of these metrics represent the business performance of the Company before the application of statutory income tax rates and tax adjustments, including the effects of tax planning, corresponding to the various jurisdictions in which the Company operates. EBITDA, Adjusted EBITDA, and Adjusted EBITDA with Tax Attributes should not be construed as alternatives to net income, which is determined in accordance with GAAP.

	Three Months Ended September 30,		Nine Months Ended September 30,
Reconciliation of Adjusted EBITDA (in millions)	2024	2023	2024	2023
Net income	$210	$291	$449	$461
Income tax expense (benefit)	103	109	52	179
Interest expense	379	326	1,125	966
Interest income	(119)	(144)	(312)	(398)
Depreciation and amortization	306	286	926	836
EBITDA	$879	$868	$2,240	$2,044
Less: Income from discontinued operations	7	—	7	—
Less: Adjustment for noncontrolling interests and redeemable stock of subsidiaries (1)	(229)	(183)	(471)	(508)
Less: Income tax expense (benefit), interest expense (income) and depreciation and amortization from equity affiliates	30	27	91	93
Interest income recognized under service concession arrangements	16	18	49	54
Unrealized derivatives, equity securities, and financial assets and liabilities losses (gains)	(47)	10	(185)	3
Unrealized foreign currency losses	7	97	10	161
Disposition/acquisition losses (gains)	(11)	8	8	21
Impairment losses	39	145	179	318
Loss on extinguishment of debt and troubled debt restructuring	1	—	51	1
Adjusted EBITDA	$692	$990	$1,979	$2,187
Tax attributes	476	18	895	69
Adjusted EBITDA with Tax Attributes (2)	$1,168	$1,008	$2,874	$2,256
_______________________________
(1)         The allocation of earnings and losses to tax equity investors from both consolidated entities and equity affiliates is removed from Adjusted EBITDA.
(2)         Adjusted EBITDA with Tax Attributes includes the impact of the share of the ITCs, PTCs, and depreciation deductions allocated to tax equity investors under the HLBV accounting method and recognized as Net loss (income) attributable to noncontrolling interests and redeemable stock of subsidiaries on the Condensed Consolidated Statements of Operations. It also includes the tax benefit recorded from tax credits retained or transferred to third parties. The tax attributes are related to the Renewables and Utilities SBUs.

THE AES CORPORATION
NON-GAAP FINANCIAL MEASURES
(Unaudited)
RECONCILIATION OF ADJUSTED EBITDA, ADJUSTED PTC AND ADJUSTED EPS
We define Adjusted PTC as pre-tax income from continuing operations attributable to The AES Corporation excluding gains or losses of the consolidated entity due to (a) unrealized gains or losses pertaining to derivative transactions, equity securities, and financial assets and liabilities measured using the fair value option; (b) unrealized foreign currency gains or losses; (c) gains, losses, benefits, and costs associated with dispositions and acquisitions of business interests, including early plant closures, and gains and losses recognized at commencement of sales-type leases; (d) losses due to impairments; and (e) gains, losses, and costs due to the early retirement of debt or troubled debt restructuring. Adjusted PTC also includes net equity in earnings of affiliates on an after-tax basis adjusted for the same gains or losses excluded from consolidated entities.
We define Adjusted EPS as diluted earnings per share from continuing operations excluding gains or losses of both consolidated entities and entities accounted for under the equity method due to (a) unrealized gains or losses pertaining to derivative transactions, equity securities, and financial assets and liabilities measured using the fair value option; (b) unrealized foreign currency gains or losses; (c) gains, losses, benefits and costs associated with dispositions and acquisitions of business interests, including early plant closures, and the tax impact from the repatriation of sales proceeds, and gains and losses recognized at commencement of sales-type leases; (d) losses due to impairments; and (e) gains, losses, and costs due to the early retirement of debt or troubled debt restructuring.
The GAAP measure most comparable to Adjusted PTC is income from continuing operations attributable to AES. The GAAP measure most comparable to Adjusted EPS is diluted earnings per share from continuing operations. We believe that Adjusted PTC and Adjusted EPS better reflect the underlying business performance of the Company and are considered in the Company’s internal evaluation of financial performance. Factors in this determination include the variability due to unrealized gains or losses pertaining to derivative transactions, equity securities, or financial assets and liabilities remeasurement, unrealized foreign currency gains or losses, losses due to impairments, and strategic decisions to dispose of or acquire business interests or retire debt, which affect results in a given period or periods. In addition, for Adjusted PTC, earnings before tax represents the business performance of the Company before the application of statutory income tax rates and tax adjustments, including the effects of tax planning, corresponding to the various jurisdictions in which the Company operates. Adjusted PTC and Adjusted EPS should not be construed as alternatives to income from continuing operations attributable to AES and diluted earnings per share from continuing operations, which are determined in accordance with GAAP.

	Three Months Ended September 30, 2024			Three Months Ended September 30, 2023			Nine Months Ended September 30, 2024			Nine Months Ended September 30, 2023
	Net of NCI (1)	Per Share (Diluted) Net of NCI (1)		Net of NCI (1)	Per Share (Diluted) Net of NCI (1)		Net of NCI (1)	Per Share (Diluted) Net of NCI (1)		Net of NCI (1)	Per Share (Diluted) Net of NCI (1)
	(in millions, except per share amounts)
Income from continuing operations, net of tax, attributable to AES and Diluted EPS	$509	$0.72		$231	$0.32		$1,126	$1.58		$343	$0.48
Add: Income tax expense (benefit) from continuing operations attributable to AES	82			101			(4)			136
Pre-tax contribution	$591			$332			$1,122			$479
Adjustments
Unrealized derivatives, equity securities, and financial assets and liabilities losses (gains)	$(47)	$(0.06)	(2)	$9	$0.01		$(185)	$(0.26)	(3)	$3	$—	(4)
Unrealized foreign currency losses	7	0.01		96	0.14	(5)	10	0.02		160	0.22	(6)
Disposition/acquisition losses (gains)	(11)	(0.02)		8	0.01		8	0.01	(7)	21	0.03
Impairment losses	39	0.05	(8)	145	0.21	(9)	179	0.25	(10)	318	0.45	(11)
Loss on extinguishment of debt and troubled debt restructuring	3	—		3	—		57	0.08	(12)	7	0.01
Less: Net income tax expense (benefit)		0.01			(0.09)	(13)		(0.08)	(14)		(0.16)	(15)
Adjusted PTC and Adjusted EPS	$582	$0.71		$593	$0.60		$1,191	$1.60		$988	$1.03
_____________________________

(1)NCI is defined as Noncontrolling Interests.
(2)Amount primarily relates to net unrealized derivative gains at the Energy Infrastructure SBU of $50 million, or $0.07 per share, and unrealized gains on commodity derivatives at AES Clean Energy of $17 million, or $0.02 per share, partially offset by unrealized losses on foreign currency derivatives at Corporate of $17 million, or $0.02 per share.
(3)Amount primarily relates to net unrealized derivative gains at the Energy Infrastructure SBU of $109 million, or $0.15 per share, unrealized gains on commodity derivatives at AES Clean Energy of $33 million, or $0.05 per share, unrealized gains on cross currency swaps in Brazil of $28 million, or $0.04 per share, and unrealized gains on foreign currency derivatives at Corporate of $20 million, or $0.03 per share.
(4)Amount primarily relates to recognition of unrealized derivative losses due to the termination of a PPA of $72 million, or $0.10 per share and unrealized derivative losses at AES Clean Energy of $20 million, or $0.03 per share, offset by unrealized derivative gains at the Energy Infrastructure SBU of $108 million, or $0.15 per share.
(5)Amount primarily relates to unrealized foreign currency losses mainly associated with the devaluation of long-term receivables denominated in Argentine pesos of $60 million, or $0.08 per share, unrealized foreign currency losses at AES Andes of $21 million, or $0.03 per share, and unrealized foreign currency losses on

THE AES CORPORATION
NON-GAAP FINANCIAL MEASURES
(Unaudited)
RECONCILIATION OF ADJUSTED EBITDA, ADJUSTED PTC AND ADJUSTED EPS
debt in Brazil of $10 million, or $0.01 per share.
(6)Amount primarily relates to unrealized foreign currency losses mainly associated with the devaluation of long-term receivables denominated in Argentine pesos of $109 million, or $0.15 per share, and unrealized foreign currency losses at AES Andes of $54 million, or $0.08 per share.
(7)Amount primarily relates to day-one losses at commencement of sales-type leases at AES Renewable Holdings of $63 million, or $0.09 per share, and the loss on partial sale of our ownership interest in Amman East and IPP4 in Jordan of $10 million, or $0.01 per share, partially offset by a gain on dilution of ownership in Uplight due to its acquisition of AutoGrid of $52 million, or $0.07 per share.
(8)Amount primarily relates to impairment at Brazil of $29 million, or $0.04 per share, and impairment at Mong Duong of $6 million, or $0.01 per share.
(9)Amount primarily relates to asset impairments at TEG and TEP of $76 million and $58 million, respectively, or $0.19 per share.
(10)Amount primarily relates to impairment at Brazil of $131 million, or $0.18 per share, and impairment at Mong Duong of $28 million, or $0.04 per share.
(11)Amount primarily relates to asset impairments at the Norgener coal-fired plant in Chile of $136 million, or $0.19 per share, at TEG and TEP of $76 million and $58 million, respectively, or $0.19 per share, the GAF projects at AES Renewable Holdings of $18 million, or $0.03 per share, and at Jordan of $16 million, or $0.02 per share.
(12)Amount primarily relates to losses incurred at AES Andes due to early retirement of debt $29 million, or $0.04 per share, and costs incurred due to troubled debt restructuring at Puerto Rico of $20 million, or $0.03 per share.
(13)Amount primarily relates to income tax benefits associated with the asset impairments at TEG and TEP of $34 million, or $0.05 per share and income tax benefits associated with unrealized foreign currency losses at AES Andes of $6 million, or $0.01 per share.
(14)Amount primarily relates to income tax benefits associated with the tax over book investment basis differences related to the AES Brasil held-for-sale classification of $59 million, or $0.08 per share.
(15)Amount primarily relates to income tax benefits associated with the asset impairments at the Norgener coal-fired plant in Chile of $35 million, or $0.05 per share and at TEG and TEP of $34 million, or $0.05 per share, income tax benefits associated with the recognition of unrealized losses due to the termination of a PPA of $18 million, or $0.02 per share, and income tax benefits associated with unrealized foreign currency losses at AES Andes of $14 million, or $0.02 per share.

The AES Corporation
Parent Financial Information
Parent only data: last four quarters
(in millions)	4 Quarters Ended
Total subsidiary distributions & returns of capital to Parent	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023
	Actual	Actual	Actual	Actual
Subsidiary distributions[1] to Parent & QHCs	$1,424	$1,531	$1,438	$1,408
Returns of capital distributions to Parent & QHCs	80	140	139	194
Total subsidiary distributions & returns of capital to Parent	$1,504	$1,671	$1,577	$1,602
Parent only data: quarterly
(in millions)	Quarter Ended
Total subsidiary distributions & returns of capital to Parent	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023
	Actual	Actual	Actual	Actual
Subsidiary distributions[1] to Parent & QHCs	$204	$298	$386	$536
Returns of capital distributions to Parent & QHCs	—	1	1	78
Total subsidiary distributions & returns of capital to Parent	$204	$299	$387	$614

(in millions)	Balance at
	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023
Parent Company Liquidity[2]	Actual	Actual	Actual	Actual
Cash at Parent & Cash at QHCs[3]	$6	$53	$90	$33
Availability under credit facilities	335	736	642	1,376
Ending liquidity	$341	$789	$732	$1,409

____________________________

(1)Subsidiary distributions received by Qualified Holding Companies ("QHCs") excluded from Schedule 1. Subsidiary Distributions should not be construed as an alternative to Consolidated Net Cash Provided by Operating Activities, which is determined in accordance with US GAAP. Subsidiary Distributions are important to the Parent Company because the Parent Company is a holding company that does not derive any significant direct revenues from its own activities but instead relies on its subsidiaries’ business activities and the resultant distributions to fund the debt service, investment and other cash needs of the holding company. The reconciliation of the difference between the Subsidiary Distributions and Consolidated Net Cash Provided by Operating Activities consists of cash generated from operating activities that is retained at the subsidiaries for a variety of reasons which are both discretionary and non-discretionary in nature. These factors include, but are not limited to, retention of cash to fund capital expenditures at the subsidiary, cash retention associated with non-recourse debt covenant restrictions and related debt service requirements at the subsidiaries, retention of cash related to sufficiency of local GAAP statutory retained earnings at the subsidiaries, retention of cash for working capital needs at the subsidiaries, and other similar timing differences between when the cash is generated at the subsidiaries and when it reaches the Parent Company and related holding companies.
(2)Parent Company Liquidity is defined as cash available to the Parent Company, including cash at qualified holding companies (QHCs), plus available borrowings under our existing credit facility. AES believes that unconsolidated Parent Company liquidity is important to the liquidity position of AES as a Parent Company because of the non-recourse nature of most of AES’ indebtedness.
(3)The cash held at QHCs represents cash sent to subsidiaries of the company domiciled outside of the US. Such subsidiaries have no contractual restrictions on their ability to send cash to AES, the Parent Company. Cash at those subsidiaries was used for investment and related activities outside of the US. These investments included equity investments and loans to other foreign subsidiaries as well as development and general costs and expenses incurred outside the US. Since the cash held by these QHCs is available to the Parent, AES uses the combined measure of subsidiary distributions to Parent and QHCs as a useful measure of cash available to the Parent to meet its international liquidity needs.